                                                                  EXHIBIT 10.4.3

     REIMBURSEMENT AGREEMENT, dated as of May 1, 2000, made by WEST VALLEY MRF, LLC, a California limited liability company (the "Borrower"), in favor of UNION BANK OF CALIFORNIA, N.A. (the "Bank").

     WHEREAS, the Borrower has requested the California Pollution Control Financing Authority, a public instrumentality and political subdivision of the State of California (the "Issuer"), to finance, pursuant to a Loan Agreement dated as of May 1, 2000 (the "Loan Agreement") between the Issuer and the Borrower, a part of the cost of acquiring and financing certain facilities described in the Loan Agreement (the "Project"), by the issuance pursuant to an Indenture dated as of May 1, 2000 (the "Indenture"), between the Issuer and BNY Western Trust Company, as trustee (the "Trustee"), of $8,500,000 in principal amount of the Issuer's Variable Rate Demand Solid Waste Disposal Revenue Bonds (West Valley MRF, LLC Project) Series 2000 (the "Bonds"); capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture or the Loan Agreement; and

     WHEREAS, the Borrower has requested the Bank to issue a letter of credit substantially in the form of Exhibit A hereto (the "Letter of Credit"), in an amount of up to $8,625,754 (the "Letter of Credit Commitment") of which not more than $8,500,000 may be drawn with respect to principal on the Bonds and not more than the lesser of (i) 45 days' interest on the Bonds at an interest rate equal to 12% per annum or (ii) $125,754 may be drawn with respect to interest on the Bonds.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the parties hereby agree as follows:

     SECTION 1.  Application, Reimbursement and Other Payments; Definitions.
                 ----------------------------------------------------------

          (a) The Borrower hereby applies to the Bank for, and authorizes and instructs the Bank to issue, for the Borrower's account, the Letter of Credit in the amount of the Letter of Credit Commitment subject to reduction as therein provided.

          (b) The Borrower hereby agrees to pay to the Bank (i) on the date that any amount is drawn under the Letter of Credit, a sum equal to the amount drawn under the Letter of Credit; provided however that, (1) with respect to any drawing under the Letter of Credit made pursuant to a liquidity drawing certificate in the form of Exhibit 2 to the Letter of Credit (a "Liquidity Drawing"), the Borrower agrees to repay to the Bank, on or before the one hundred and twentieth (120th) day following the date of the Liquidity Drawing, an aggregate amount equal to such Liquidity Drawing together with interest on the unpaid balance thereof at an interest rate equal to one percent (1%) above the Bank's Reference Rate (as defined below); and (2) upon receipt by the Bank, funds representing the remarketing proceeds of Bank Bonds shall be applied by the Bank to reduce, pro tanto, the Borrower's repayment obligation with respect
                    --- -----
to Liquidity Drawings; (ii) upon each transfer of the Letter of Credit, a sum in such amount as shall be necessary to cover the transfer fee and costs and expenses of the Bank incurred in connection with each transfer of the Letter of Credit in accordance with its terms to a successor trustee under the Indenture; (iii) on demand, any amount that is paid by the Bank in connection with its exercise of its discretionary rights pursuant to paragraph (b) of Section 9 of this Agreement or pursuant to the Borrower Agreements (as hereinafter defined) or any security agreement entered into pursuant to Section 6(k) hereof; (iv) concurrently with each drawing under the Letter of Credit a drawing fee in the amount of One Hundred Dollars ($100); (v) on demand, interest on any and all amounts unpaid by the Borrower when due hereunder from the date such amounts become due until payment in full at a rate per annum (computed for the actual number of days elapsed on the basis of a year of 360 days) equal to four percent (4%) per annum above the Reference Rate (as defined below) as in effect from time to time, but in no event shall such fluctuating rate exceed the maximum rate of nonusurious interest allowed from time to time by law as is now or, to the extent allowable by law, as may hereafter be in effect; and (vi) on demand, any and all reasonable out-of-pocket charges and expenses which the Bank may pay or incur (including reasonable attorneys' fees) in enforcing any rights under this Agreement.

          (c) The obligations of the Borrower under this Agreement are guaranteed pursuant to the Guaranties and upon fulfillment of the conditions set forth in Section 3(a) below are expected to be secured pursuant to the Deed of Trust.

          (d) If any change in any law or regulation or in the interpretation thereof (whether or not having the force of law) by any court or administrative or governmental authority charged with the administration thereof shall either
(i) impose, modify or deem applicable any capital adequacy, reserve, special deposit, tax or similar requirement or modify any deduction, credit, tax preference item or other allowance for federal income tax purposes with respect to this Agreement, the Letter of Credit or letters of credit issued by, or assets held by, or outstanding commitments of, or deposits in or for the account of, the Bank or any bank or financial institution participating in the Bank's rights and obligations hereunder or under the Letter of Credit (a "Participant"), or (ii) impose on the Bank or any Participant any other condition regarding this Agreement or the Letter of Credit, or (iii) subject the Bank or any Participant to any tax, charge, fee, deduction or withholding of any kind whatever (except for a change in the rate of tax on the overall net income of the Bank or such Participant) and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit or the cost to such Participant of participating herein or in the Letter of Credit or reduce the amount of any payment receivable by the Bank or such Participant (which increase in cost or reduction in payment shall be the result of the Bank's or such Participant's reasonable allocation of the aggregate of such cost increases or payment reductions resulting from such events), then, upon demand by the Bank after notice has been given as provided below (acting on its own behalf or on behalf of such Participant), the Borrower shall promptly pay to the Bank from time to time as specified by the Bank all additional amounts which are necessary to compensate the Bank and/or such Participant (as the case may be) for such increased costs or reduction in payments. Bank shall provide ten (10) Business Day's prior written notice to Borrower prior to the imposition of any of the foregoing items. All payments in respect of increased costs or reduced payments shall be accompanied by interest thereon from the date of demand until payment in full thereof at the Reference Rate. A certificate as to such increased cost or reduced payment incurred by the Bank or such Participant as a result of any event mentioned in clause (i), (ii) or

(iii) above, showing the manner of calculation thereof, shall be submitted by the Bank or such Participant to the Borrower and shall be rebuttably presumed to be correct.

          (e) The Borrower hereby agrees to pay to the Bank, on demand, any and all expenses, including reasonable attorneys' fees and legal expenses, incurred or paid by the Bank in connection with (i) the preparation and negotiation of this Agreement and the instruments referred to herein, (ii) the closing of the transactions contemplated hereby, (iii) collecting the Borrower's indebtedness to the Bank under this Agreement, (iv) protecting or foreclosing against or otherwise enforcing any collateral security therefor, or (v) protecting, exercising or enforcing any or all of the Bank's rights and remedies against the Borrower, including, without limitation, all reasonable fees and disbursements of counsel for the Bank in any reorganization, insolvency or bankruptcy proceeding affecting the Borrower or any Guarantor.

          (f) On the date of issuance of the Letter of Credit (the "Date of Issuance") the Borrower shall pay to the Bank (i) a non-refundable letter of credit fee for the period from the Date of Issuance to June 1, 2000 in an amount equal to the sum resulting when One Hundred Forty Six Thousand Six Hundred and Thirty Eight Dollars ($146,638) is multiplied by a fraction the numerator of which is the number of days from the Date of Issuance to June 1, 2000 and the denominator of which is 365; and (ii) the sum of Eighty Six Thousand Two Hundred and Fifty Eight Dollars ($86,258), representing the nonrefundable commitment fee payable to the Bank. On June 1, 2000 and on the first Business Day of each September, December, March and June and thereafter (each of said dates being referred to in this paragraph as a "LC Fee Payment Date"), the Borrower shall pay to the Bank a nonrefundable quarterly commitment fee in an amount equal to the amount resulting when the amount available to be drawn under the Letter of Credit on such LC Fee Payment Date is multiplied by the appropriate Quarterly LC Fee Percentage set forth on the Pricing Grid, attached hereto as Exhibit H.

          (g) Reference is made to the Reimbursement Deposit Schedule attached hereto as Exhibit B (the "Reimbursement Deposit Schedule"). On or before the Date of Issuance, the Borrower shall establish an interest bearing deposit account (the "Deposit Account") with the Bank, which account shall be utilized by the Borrower and the Bank as follows:

               (i) So long as the Letter of Credit is outstanding, during each month of the twelve-month period ending in April of each of the years listed in the Reimbursement Deposit Schedule, the Borrower shall deposit into the Deposit Account an amount equal to one twelfth of the amount set forth on the Reimbursement Deposit Schedule opposite each such calendar year, so that on or before April 15 of each such year the aggregate amount on deposit in the Deposit Account equals or exceeds the appropriate amount specified in the Reimbursement Deposit Schedule (as such annual deposit amounts are adjusted each year in accordance with clause (v) below); provided, however, that in each of the months from and including July, 2000 through and including April 2001, the Borrower shall deposit $30,000 into the Deposit Account.

               (ii) Promptly after the receipt thereof, the Borrower shall also deposit into the Deposit Account: (a) 100% of the net proceeds of any new debt and/or equity offering(s), excluding debt incurred for the purchase and/or lease of equipment used in operations; and (b)

100% of the net proceeds of the sale of any assets, excluding sales in the ordinary course of business.

               (iii) So long as no Event of Default shall have occurred and be continuing hereunder, monies on deposit in the Deposit Account shall be used to prepay the Borrower's obligations under the Loan Agreement (or to reimburse the Bank in connection with any such prepayment) on the Interest Payment Date in June of each year from and including 2001 to and including 2011, by the amount on deposit in the Deposit Account on the date the Borrower gives notice of prepayment under Section 8.5 of the Loan Agreement, which notice the Borrower agrees to give not later than April 15 of each year from 2001 through 2011; provided, however, that (i) in no event shall the amount specified in any notice of prepayment in any year be less than the amount specified for such year on the Reimbursement Deposit Schedule (as adjusted from time to time pursuant to clause
(iv) below); and (ii) the amount of the prepayment shall be at least $100,000 and in increments of $5,000 each thereafter. In accordance with Section 4.01 of the Indenture, the Borrower shall direct the Issuer to call the Bonds for partial optional redemption and the Trustee to give notice of such redemption. The Bank shall provide its written consent to each such prepayment as required under the Indenture and, when the Letter of Credit has been drawn upon in the amount of the prepayment, shall withdraw from the Deposit Account the amount necessary to reimburse itself.

               (iv) Promptly after each Bond redemption effected pursuant to clause (iii) above, the Reimbursement Deposit Schedule shall be adjusted as follows: an amount equal to the portion of the total Bond redemption which is derived from payments made by the Borrower into the Deposit Account pursuant to clause (ii) of this Section 1(g) shall be applied to reduce the amount of all subsequent Annual Reimbursement Deposit Amounts, with thirty percent (30%) of such amount being allocated to all remaining Annual Reimbursement Deposit Amounts so that each such Annual Reimbursement Deposit Amount is reduced by the same ratio that the 30% aggregate reduction bears to the aggregate of all remaining Annual Reimbursement Deposit Amounts, and seventy percent (70%) being applied to such Annual Reimbursement Deposit Amounts in inverse order of maturity. After each annual adjustment in the Reimbursement Deposit Schedule, the remaining equal monthly Reimbursement Deposits required under clause (i) above shall be reduced accordingly.

               (v) Until such time as the Letter of Credit has expired and all obligations of the Borrower hereunder have been paid and performed in full, monies on deposit in the Deposit Account including the interest earnings thereon shall be used solely for the purpose described in clause (iii) above; provided however that upon the occurrence of an Event of Default, the Bank shall have the right to withdraw monies from the Deposit Account and apply such monies toward payment of any obligation of the Borrower then due and payable hereunder. To secure payment and performance of its obligations hereunder, the Borrower hereby grants to the Bank a security interest in the Deposit Account, and in all the proceeds thereof and earnings thereon.

               (vi) Monies on deposit in the Deposit Account shall be invested in money-market funds or such other liquid, short-term investments as are mutually satisfactory to the Borrower and the Bank. Interest earnings shall be retained in the Deposit Account and the

Borrower shall be entitled to a credit against its regular monthly deposit obligation described in clause (i) above in an amount equal to the interest earnings credited to the Deposit Account during the preceding month.

               (vii) The Borrower may make prepayments and optional redemptions in addition to those described in clauses (i) and (ii) above, provided that the Borrower shall have deposited the amount of such additional prepayment/optional redemption into the Deposit Account not later than the date on which the Borrower gives notice of prepayment under Section 8.5 of the Loan Agreement. There shall also be deposited into the Deposit Account any casualty insurance proceeds received by the Bank which are not utilized to repair or replace damaged collateral. Unless otherwise agreed to by the Borrower and the Bank the aggregate amount of such additional deposits made in any year shall be added to the amount specified in the annual notice of prepayment given each year and shall be used to reimburse the Bank for the amounts drawn on the Letter of Credit when the Bonds are redeemed in June. The Borrower acknowledges that, upon the occurrence of certain events specified in the Guaranties, the Bank shall have the right to demand of the Kaiser Guarantors or the Burrtec Guarantors, as the case may be, that such Guarantors make certain payments to the Bank which, upon receipt by the Bank, shall be deposited into the Deposit Account. The Borrower hereby acknowledges that it has received a copy of the Guaranties and consents to all the provisions thereof, including the provisions regarding mandatory deposits by the Guarantors to the Deposit Account.

          (h) All payments to the Bank by the Borrower hereunder shall be made in lawful currency of the United States and in immediately available funds to the Bank at its office at 530 B Street, Fourth Floor, San Diego, California 92101 or such other office as the Bank may hereafter notify the Borrower in writing.

          (i) As used herein the following terms shall have the following respective meanings:

          "Agreement to Furnish Insurance" shall mean the Agreement to Furnish
           ------------------------------
Insurance   substantially in the form attached hereto as Exhibit E.

          "Book Net Worth" shall mean, on any date, the amount by which the
           --------------
     Borrower's total assets exceeds the Borrower's total liabilities, as determined in accordance with GAAP.

          "Borrower Agreements" means the Security Agreement, the Deed of Trust,
           -------------------
     the Environmental Agreement, the ADR Agreement executed by the Borrower in favor of the Bank, the Application and each other agreement executed by the Borrower evidencing or securing the Borrower's obligations to the Bank in connection with the Letter of Credit, the Bonds or the Project.

          "Borrower's Funds" shall mean such sum as may be determined by Bank in
           ----------------
     accordance with Sections 3(b)(vii) and 6(o) hereof to be made available by Borrower in a form satisfactory to Bank for disbursement in the manner and for the purposes described in this Agreement. Borrower's Funds shall be disbursed prior to disbursement of any Bond proceeds.

          "Borrower's Funds Account" shall mean a special non-interest bearing
           ------------------------
     account with the Bank into which Borrower's Funds shall be deposited pending any disbursement thereof.

          "Burrtec Guarantor" means each or any of the following Guarantors:
           -----------------
     Burrtec Waste Industries, Inc., a California corporation ("BWI"); and West Valley Recycling & Transfer, Inc., a California corporation ("WVRT").

          "Burrtec Guaranty" means the Guaranty executed by the Burrtec
           ----------------
     Guarantors.

          "BWI" means Burrtec Waste Industries, Inc., a California corporation.
           ---

          "BWI Performance Guaranty" means that certain Performance Guaranty and
           ------------------------
     Indemnification Agreement dated June 19, 1997 given by BWI in favor of the Borrower, KRC and KRC's affiliates.

          "Capital Asset" shall mean, with respect to any Person, any tangible
           -------------
     fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person, which in accordance with GAAP, should be reported as a capital asset on such Person's balance sheet.

          "Capital Expenditures" shall mean, with respect to any Person and any
           --------------------
     period, the total cost of all Capital Assets acquired by such Person during such period.

          "Capital Leases" shall mean any and all lease obligations that, in
           --------------
     accordance with GAAP, are required to be capitalized on the books of a lessee.

          "Certified Invoice" shall mean a certified invoice for progress
           -----------------
     payments as customarily used by Bank, a copy of which has been delivered by Bank to Borrower prior to or concurrently with the execution of this Agreement.

          "Change Order" shall mean any amendment or modification to the General
           ------------
     Contract or any subcontract.

          "Completion Date" shall mean March 31, 2001 provided however that upon
           ---------------
     the occurrence of any Force Majeure Delays the Completion Date shall be extended by the number of days in each such Force Majeure Delay; provided however that in no event shall the Completion Date be later than June 30, 2001.

          "Compliance Certificate" shall have the meaning given such term in
           ----------------------
     Section 6(j).

          "Cost Breakdown" means an itemized schedule on a component, unit and
           --------------
     trade breakdown basis covering all costs of constructing and completing the Improvements.

          "Cumulative Change Order Amount" shall mean $250,000.
           ------------------------------

          "Debt" of any Person means, at any date without duplication: (a) all
           ----
     obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding normal trade payables not overdue that are incurred in the ordinary course of such Person's business); (d) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases; (f) all obligations, contingent or otherwise of such Person under acceptance, letter-of-credit or similar facilities; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary and involuntary liquidation preference plus accrued and unpaid dividends; (h) all executory obligations of such Person in respect of interest-rate swap agreements and other similar agreements designed to hedge against fluctuations in interest rates; (i) all Debt referred to in any of clauses
     (a) through (h) above that is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to advance or supply funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth or solvency of such Person (including any agreement in the nature of a support arrangement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and (j) all Debt referred to in any of clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts receivable and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Debt Service Coverage Ratio" means with respect to the Borrower, for
           ---------------------------
     any period, EBITDA minus unfinanced Capital Expenditures for the four (4) quarters then ended, divided by the sum of (i) scheduled payments on long-term debt coming due during the following twelve (12) months, plus (ii) interest expense, inclusive of letter of credit fees, for the preceding twelve (12) months, whether paid or accrued.

          "Deed of Trust" means the Deed of Trust and Assignment of Leases and
           -------------
     Rents executed by the Borrower in favor of the Bank substantially in the form of Exhibit C.

          "Default" means any event or condition that, with the giving of notice
           -------
     or the lapse of time, or both, would become an Event of Default.


          "Default Rate" means the applicable rate set forth in Section 1(b)(v)
           ------------
     hereof.

          "Design Professional" shall mean J.R. Miller & Associates, the person
           -------------------
     or firm which prepared the Plans and Specifications.

          "Disbursement Schedule" shall mean the Disbursement Schedule attached
           ---------------------
     hereto as Exhibit D providing for the manner of disbursement of Bond proceeds to pay for the costs of Project.

          "EBITDA" means, for any fiscal period, Borrower's net income for such
           ------
     period after eliminating extraordinary gains and losses, plus (i) interest expense and letter of credit fees, (ii) depreciation and amortization expense, and (iii) other non cash expenses, in each case determined in accordance with generally accepted accounting principles for such period.

          "Environmental Agreement" has the meaning set forth in Section
           -----------------------
     3(a)(viii) hereof.

          "Event of Default" has the meaning set forth in Section 8 hereof.
           ----------------

          "Final Disbursement" shall have the meaning ascribed thereto in
           ------------------
     Section 3(d)(iii) hereof.

          "Force Majeure Delay" shall mean any delay caused by civil
           -------------------
     disturbance, riot, natural disaster, act of God (including but not limited to fires, storms or earthquakes), unforeseeable shortage of materials or other event beyond the reasonable control of the Borrower.

          "Governmental Action" means any authorization, approval, consent,
           -------------------
     waiver, exception, license, filing, registration, permit, notarization, notification or other requirement of any Governmental Person.

          "Governmental Authority" means the authority of the United States, the
           ----------------------
     State of California, any political subdivision thereof and any city and any agency, department, commission, board, bureau or instrumentality of any of them.

          "Governmental Person" means, whether domestic or foreign, any
           -------------------
     national, federal, state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, including any central bank and any comparable authority.

          "Governmental Rule" means any treaty, law, rule, regulation,
           -----------------
     ordinance, order, code, interpretation, judgment, writ, injunction, decree, determination, directive, guideline, policy or similar form of decision of any Governmental Person.

          "Guarantor" means either of the Burrtec Guarantors and either of the
           ---------
     Kaiser Guarantors.

          "Guarantor Agreements" means the Guaranties and the ADR Agreements
           --------------------
     executed by the Guarantors.

          "Guaranty" means each Guaranty and Mandatory Deposit Agreement dated
           --------
     as of the date hereof executed by a Guarantor in favor of the Bank.

          "Improvements" shall mean the improvements being constructed or
           ------------
     acquired and installed as a part of the Project as described in the Plans, including on- and offsite improvements and equipment.

          "Kaiser Guarantor" means each of KVI and KRC.
           ----------------

          "Kaiser Guaranty" means the Guaranty executed by the Kaiser
           ---------------
     Guarantors.

          "KRC" means Kaiser Recycling Corporation, a Delaware corporation.
           ---

          "KVI" means Kaiser Ventures Inc., a Delaware corporation.
           ---

          "KVI Performance Guaranty" means that certain Performance Guaranty and
           ------------------------
     Indemnification Agreement dated June 19, 1997 given by KVI in favor of the Borrower, WVRT and WVRT's affiliates.

          "Leverage Ratio" shall mean on any date, the ratio, determined in
           --------------
     accordance with GAAP, of the Borrower's total liabilities to the Borrower's Book Net Worth.

          "Lien" means, with respect to any asset, (a) any lien, charge, option,
           ----
     claim, mortgage, deed of trust, security interest, pledge or other encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional-sale agreement, capital lease or other title retention agreement relating to such asset.

          "Net Cash Balance" means cash as reflected on Borrower's balance sheet
           ----------------
     supported by a bank statement of like date, excluding any Restricted Cash.

          "Net Profit Before Tax" means Borrower's net profit before the
           ---------------------
     provision for taxes and before any extraordinary gain or loss, including but not limited to, interest income, all as determined in accordance with GAAP.

          "1997 Deed of Trust" means that certain Deed of Trust, Assignment of
           ------------------
     Rents, Security Agreement and Fixture Filing dated as of June 19, 1997 given by the Borrower for the benefit of the Bank, recorded July 28, 1997 as document no. 19970264401, Official Records, San Bernardino County.

          "1997 Reimbursement Agreement" means that certain Reimbursement
           ----------------------------
     Agreement dated as of June 1, 1997, between the Borrower and the Bank, as amended from time to time.

          "Obligations" means all payment obligations of the Borrower to the
           -----------
     Bank outstanding from time to time under this Agreement and the other Related Documents to which the Borrower is a party, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under the Deed of Trust; (b) pledges or deposits to secure obligations under workers compensation laws or similar legislation or to secure public or statutory obligations; (c) easements, rights of way and other encumbrances on title to real property that do not, in the Bank's good faith discretion, render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its present purposes; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; and (e) purchase money liens.

          "Person" means an individual, a corporation, a partnership, an
           ------
     association, a business trust or any other entity or organization, including any Governmental Person.

          "Plans" shall mean the final plans and specifications (including any
           -----
     AIA general conditions incorporated in the specifications or other general conditions acceptable to the Bank and any addenda thereto) for the construction of the Improvements prepared by the Design Professional, and approved as required in this Agreement and all amendments and modifications thereof made by approved Change Orders.

          "Principal Contract" shall mean the Construction Agreement dated as of
           ------------------
     February 25, 2000 by and between Borrower and the Principal Contractor.

          "Principal Contractor" shall mean Inland Valley Contracting, Inc.
           --------------------

          "Pricing Grid" shall mean the Pricing Grid attached hereto as Exhibit
           ------------
     H.

          "Project" shall have the meaning ascribed thereto in the first whereas
           -------
     clause of this Agreement.

          "Property" shall mean, collectively, the Real Property together with
           --------
     all buildings, structures and other improvements now or hereafter located on the Real Property.

          "Real Property" shall mean the real property located in San Bernardino
           -------------
     County, California, and more particularly described on Exhibit A to the Deed of Trust.

          "Reference Rate" means the variable rate of interest per annum
           --------------
     announced by the Bank from time to time as its "reference rate." Such "reference rate" is set by the Bank as a general reference rate of interest, taking into account such factors as the Bank may deem appropriate, it being understood that many of the Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate."

          "Related Documents" shall have the meaning ascribed thereto in Section
           -----------------
     4(a)(i) hereof.

          "Requirements" shall have the meaning ascribed to such term in Section
           ------------
     5(k).

          "Restricted Cash" means cash on deposit in either the Deposit Account
           ---------------
     created hereunder or the DSR Account created under the 1997 Reimbursement Agreement.

          "Security Agreement" has the meaning ascribed thereto in Section
           ------------------
     2(a)(ix).

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, trust or estate of which (or in which) more than 50% of (a) the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest of such trust or estate is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries.

          "Title Company" shall mean Chicago Title Company.
           -------------

          "WVRT" means West Valley Recycling & Transfer, Inc., a California
           ----
     corporation.

          (j) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent with the financial statements previously delivered to the Bank.

          (k) In this Agreement, the singular includes the plural; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" are deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments are deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns.

     SECTION 2.  Conditions Precedent to the Issuance of the Letter of Credit.
                 ------------------------------------------------------------
Subject to the prior fulfillment of the following conditions precedent set forth in clauses (a) through (d) below, the Bank shall issue the Letter of Credit, effective on the Date of Issuance:

          (a) The Bank shall have received, on or before the Date of Issuance, the following, in form and substance satisfactory to the Bank:

                 (i) Good standing certificates for the Borrower and for all Guarantors from the offices of the Secretaries of State of California and Delaware, as applicable, together with copies of (i) all Borrower action authorizing the execution, delivery and performance by the Borrower of this Agreement, the Deed of Trust, and the Loan Agreement and other Borrower Agreements and approving the Letter of Credit; (ii) the Members Operating Agreement for the Borrower, the Borrower's Certificate of Formation (Form LLC-1) and all amendments thereto; (iii) all action of the Guarantors authorizing the execution, delivery and performance of the Corporate Guaranties; and (iv) the Guarantors' Articles of Incorporation and By-laws and all amendments thereto;

                 (ii) A certificate of the secretary or assistant secretary of each Guarantor and of two members of the Executive Committee of the Borrower, certifying the name and true signatures of the individuals authorized to sign this Agreement and the other documents to be delivered by the Borrower or any Guarantor hereunder;

                 (iii) The favorable opinion of Orrick, Herrington & Sutcliffe, as bond counsel, as to the validity of the Bonds and as to federal income tax matters, and a favorable opinion of McCabe & Associates, P.C., as special counsel to the Borrower, and Gresham, Savage, Nolan and Tilden, LLP, as counsel to the Borrower as to such other matters as the Bank may reasonably request;

                 (iv)   An executed counterpart of the Loan Agreement;

                 (v)    An executed counterpart of the Indenture;

                 (vi)   (Intentionally omitted);

                 (vii) the Kaiser Guaranty duly executed and delivered by the Kaiser Guarantors;

                 (viii) the Burrtec Guaranty duly executed and delivered by the Burrtec Guarantors;

                 (ix)   (Intentionally omitted);

                 (x) A fully-executed counterpart of the Application for Irrevocable Standby Letter of Credit (the "Application"); provided, however,
                                                          --------  -------
that in the event of any inconsistency between the terms of this Agreement and the Application, this Agreement shall control and govern; and

                 (xi) Such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request on or before the Date of Issuance.

          (b) The following statements shall be true and correct on the Date of Issuance and the Bank shall have received a certificate signed by a duly authorized agent of the Borrower, dated the Date of Issuance, so stating:

                 (i) the representations and warranties contained in Section 5 hereof, or made by the Borrower or any Guarantor in any statement, certificate or document delivered by the Borrower or any Guarantor in connection with this Agreement, are correct in all material respects on and as of the Date of Issuance as though made on and as of such date; and

                 (ii) no Event of Default (as defined in Section 8 hereof) has occurred and is continuing, or would result from the issuance of the Letter of Credit, and no event has occurred and is continuing which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (c)    On or before the Date of Issuance:

                 (i) the Issuer shall have duly adopted resolutions authorizing the execution, delivery and performance by the Issuer of the Loan Agreement and the Indenture, and on the Date of Issuance such resolutions shall continue to be in full force and effect;

                 (ii) the Trustee shall have accepted the trusts of the Indenture;

                 (iii) all conditions precedent to the issuance of the Bonds shall have occurred;

                 (iv) The Bank shall have received written notice from Fitch's Rating Service that it has assigned a rating or ratings for the Bonds of not lower than the current long- and short-term ratings (as applicable) assigned to the Bank by such rating agency; and

                 (v) the Issuer shall have duly executed, issued and delivered the Bonds to the Trustee and the Trustee shall have authenticated and delivered the Bonds to the underwriter.

          (d) No change shall have occurred in any law or regulation thereunder or interpretation thereof which in the opinion of counsel for the Bank would make it illegal for the Bank to issue the Letter of Credit as provided herein.


     SECTION 3.  Approval of Construction Fund Disbursements.
                 -------------------------------------------

     On the Date of Issuance, an initial requisition of Bond Proceeds in the amount of $170,000 (the "Initial Requisition") shall be disbursed by the Trustee for Costs of Issuance subject to compliance with the requirements of the Indenture. Unless approved by the Bank in writing, no further funds shall be disbursed without the prior fulfillment of all the conditions precedent set forth in clauses (a) and (b), below.

          (a) The Bank shall have received at least one Business Day before the date of the first Borrower requisition following the Initial Requisition (the "Subsequent Requisition Date"), and the Borrower hereby covenants that the Bank shall receive on or before July 15, 2000, the following, in form and substance satisfactory to the Bank:

                 (i)   A fully executed copy of the Principal Contract;

                 (ii) An Assignment of the Plans and of the agreement with the Design Professional pursuant to which the Plans were prepared, in form satisfactory to Bank together with written consent thereto by the Design Professional;

                 (iii) The Deed of Trust fully executed and acknowledged by the Borrower;

                 (iv) Satisfactory soils report by soils engineer approved by the Bank confirming, among other things, that the soil at the Project Site is of sufficient stability to support the Facilities; and receipt of a Release of Liability from the California Department of Toxic Substances Control;

                 (v) an Appraisal of the Facility on an on-going business basis, performed by an appraiser, and in form and substance and showing an appraised value, satisfactory to the Bank in its sole discretion;

                 (vi) An ALTA LP-10 loan policy or policies of title insurance, or its equivalent or a written commitment by the title insurer to issue one, with a liability limit of $8,625,754, issued by a title insurer acceptable to the Bank insuring the interests of the Bank under the Deed of Trust as a valid lien on the Project, subject in priority only to the lien of the 1997 Deed of Trust and such other title exceptions as the Bank may approve in writing; said policy or policies shall contain only such exceptions from its coverage as have been approved in writing by the Bank;

                 (vii) Agreement to Furnish Insurance, duly executed by the Borrower, together with the original insurance policies or certificates thereof for the insurance specified in such Agreement;

                 (viii) Executed counterparts of Amended and Restated Environmental Compliance Agreement (the "Environmental Agreement") as executed by the Borrower for the benefit of the Bank; together with the environmental guaranties, executed by the Guarantors;

                 (ix) Form UCC-1 Financing Statements executed by the Borrower required to perfect the personal property security interests granted to the Bank under the Deed of Trust;

                 (x)    letter from the Borrower approving the Plans;

                 (xi) the Cost Breakdown and the completed and signed Disbursement Schedule;

                 (xii) the building permit and any other authorization, if any, which may be required from any Governmental Authority having jurisdiction over the Property or the construction of the Improvements and an Assignment of the Principal Contract in form satisfactory to Bank and written consent thereto by the Principal Contractor; provided, however, that so long as all other conditions precedent to the disbursement of Bond proceeds specified in this clause (a) and in clause (b) below have been met, the Bank will consent to the disbursement of up to Three Million Dollars ($3,000,000) in Bond proceeds, notwithstanding that the building permit has not been issued and that the Bank has not received the Assignment of the Principal Contract and the written consent thereto by the Principal Contractor;

                 (xiii) A Security Agreement (the "Security Agreement") duly executed and delivered by the Borrower;

                 (xiv) Form UCC-1 Financing Statement(s) executed by the Borrower required to perfect the personal property security interests granted to the Bank under the Security Agreement; and

                 (xv) Such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

          (b) Each Borrower requisition from the Trustee, submitted as required by Section 3.2 of the Loan Agreement shall be approved as to form by the Bank prior to submission thereof by the Borrower to the Trustee. Any obligation of the Bank to approve the form of any requisition shall be subject to the prior fulfillment of all of the following conditions precedent:

                 (i) no Event of Default shall have occurred and be continuing and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing hereunder or under any Borrower Agreement;

                 (ii) the representations and warranties of the Borrower made hereunder or in connection herewith shall be true and correct in all material respects on the date of such requisition fully as if made on and as of such date and, as to each of the foregoing conditions, the Borrower shall have so certified in writing to the Bank;

                 (iii) each of the conditions precedent set forth in Section 2(a) through (d) and Section 3(a) hereof shall have been fulfilled;

                 (iv) each requisition shall be accompanied by Certified Invoices, receipts or other evidence satisfactory to the Bank in its good faith discretion as to the cost of the item with respect to which the requisition is being submitted;

                 (v) if Bank requests, it shall have received a list of the names and addresses of all material dealers, laborers and subcontractors with whom agreements have been made by the General Contractor and/or Borrower to deliver materials to and/or perform work on the Improvements;

                 (vi) the Improvements shall not have been materially injured or damaged by fire or other casualty unless insurance proceeds are available in an amount which the Bank deems sufficient, which when combined with Borrower's Funds, in its reasonable judgment to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Completion Date;

                 (vii) Borrower shall have deposited with Bank cash in the amount, estimated by Bank, necessary to pay for the costs of completion of construction of the Improvements to the extent that the aggregate amount of the undisbursed Bond proceeds and Borrower's Funds, designated for the payment of the remaining costs to be incurred in the completion of construction of the Improvements is, in the opinion of Bank, insufficient therefor;

                 (viii) Advice from Bank's Inspection Department to the effect that, to date, the Improvements have been constructed in accordance with the Plans and that the present state of construction of the Improvements will, barring then unforeseen and unknown delays, permit completion of construction of the Improvements on or before the Completion Date;

                 (ix) if Bank so requests, (a) Title Company shall have issued its continuation endorsement (CLTA Endorsement 122 or comparable endorsement) to Bank indicating that since the last preceding disbursement to Borrower or General Contractor, there has been no change in the state of title, that there are no intervening liens which may now or hereafter take priority over the disbursement to be made and that there are no survey exceptions not theretofore approved by Bank; and (b) upon completion of the foundation(s), Title Company has issued its foundation endorsement (CLTA Endorsement 102.5 or comparable endorsement) insuring Bank that the foundation(s) is constructed wholly within the boundaries of the Property and does not encroach on any easements nor violate any covenants, conditions or restrictions of record; and

                 (x) with respect to all items of personal property specified in such requisition, if requested by the Bank, form UCC-1 financing statements identifying such personal property and duly executed by the Borrower.

          (c) Prior to authorizing the final disbursement of Bond Proceeds, the following conditions shall have been satisfied:

                 (i) No Event of Default, or fact or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall exist hereunder or under any of the Borrower Agreements;

                 (ii) If Bank requests, it shall have received a list of the names and addresses of all material dealers, laborers and subcontractors with whom agreements have been made by the General Contractor and/or Borrower to deliver materials to and/or perform work on the Improvements;

                 (iii)  The representations and warranties of Borrower made in
Section 5 hereof shall be true and correct in all material respects on and as of the date of the disbursement with the same effect as if made on such date;

                 (iv) The Improvements shall not have been materially damaged by fire or other casualty unless insurance proceeds are available and (when combined with Borrower's Funds) are sufficient in the Bank's good faith judgment to effect the satisfactory restoration of the Improvements and to permit the completion thereof prior to the Completion Date;

                 (v) Advice from Bank's Inspection Department to the effect that the Improvements have been completed substantially in accordance with the Plans, as modified pursuant to any approved Change Orders;

                 (vi) Evidence that Borrower has filed the Notice of Completion of the Improvements necessary to establish commencement of the shortest statutory period for the filing of mechanics' and materialmen's liens;

                 (vii) Subsequent to expiration of the period during which any lien for labor, services or material may be validly recorded against the Property or the Improvements, Title Company shall have rewritten and reissued the Title Policy with such endorsements as Bank may require, including, without limitation, CLTA Endorsements 100 (unmodified), 102.5, 103.7, 104.7, 110.9,
111.5 and 116, which reissued Title Policy shall insure that the Improvements have been completed free of all mechanics' and materialmen's liens or claims thereof;

                 (viii) Evidence of approval of completion of the Improvements by Borrower; and

                 (ix) Evidence of the approval by all Governmental Authorities of the Improvements in their entirety for permanent occupancy, to the extent any such approval is a condition of the lawful use and occupancy of the Improvements.

          (d) The Bond proceeds and Borrower's Funds shall be used only for the payment of costs of construction of the Improvements and the acquisition and installation of equipment in accordance with the Plans and other costs related thereto, as set forth on the Disbursement Schedule, and shall be disbursed as follows:

                 (i) Upon satisfaction of the conditions of clause (a) of this Section 3, Bank shall authorize disbursement of Bond Proceeds in accordance with the Disbursement Schedule the amounts necessary to pay all costs, charges and expenses incurred or to be incurred (as estimated by Bank) in connection with the Letter of Credit and the Bond financing or payable pursuant to this Agreement or the other Related Documents, excluding direct costs of labor and materials related to the Improvements, and including but not limited to the initial fees payable to the Bank (which are deemed earned on the Date of Issuance and are not refundable in whole or part), predevelopment, permitting and offsite costs, service charges, title charges, tax and lien service charges, recording fees, escrow fees, appraisal fees, legal fees, real property taxes and assessments, insurance premiums, fees payable in connection with any commitment to provide permanent financing of the Improvements, and any amount required to pay existing encumbrances affecting the Property and amounts required to complete the purchase of the Property;

                 (ii) Upon satisfaction of the conditions of clause (b) of this Section 3, Bank shall authorize disbursement of Bond Proceeds directly to Borrower such sums as are required for the payment of the costs and expenses of constructing, acquiring or installing the Improvements, which disbursements shall be made in accordance with the applicable provisions of the Disbursement Schedule. All funds disbursed hereunder to Borrower shall be received by Borrower in trust and Borrower agrees that the same shall be used only for the payment of those items contemplated by the particular disbursement; and

                 (iii) The Final Disbursement shall be the payment of any monies retained from progress payments or draws as set forth in the Disbursement Schedule. Subject to the provisions of this Agreement, the final disbursement shall be made only after Borrower has satisfied the conditions of clause (c) of this Section 3, and delivered or caused to be delivered to Bank, in addition to the Title Policy and endorsements or coverages required pursuant to the terms hereof, such additional endorsements to the Title Policy as Bank may require. Bank may withhold the Final Disbursement until Borrower has furnished Bank with the written approval of such final disbursement by Title Company and the surety on any bond required by Bank.

          (e) The Borrower understands and agrees that in no event shall the Bank be required to approve aggregate requisitions for more than $8,500,000. The Borrower acknowledges and agrees that its costs and expenses incurred in connection with the Project exceed the amounts for which the Bank will approve requisitions and that the Borrower shall be directly liable for the payment of such costs.

     SECTION 4.  Obligations of the Borrower.
                 ---------------------------

          (a) The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable subject to and in accordance with the terms of this Agreement, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                 (i) any lack of validity or enforceability of the Letter of Credit, the Bonds, the Loan Agreement, the Indenture, the Borrower Agreements or the Guarantor Agreements (collectively, the "Related Documents");

                 (ii) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                 (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank, any Guarantor or any other person or entity, whether in connection with this Agreement, the Related Documents or any unrelated transaction;

                 (iv) any breach of contract or other dispute between the Borrower and the Trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Issuer, the owners of the Bonds, the Bank, any Guarantor or any other person or entity;

                 (v) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                 (vi) payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Bank.

          (b) The Bank shall not be obligated to issue any further credits, to cure any defaults under the Indenture, the Loan Agreement, any Related Document or otherwise, or in any other manner to extend any financial consideration to the Borrower beyond performance by the Bank of its obligations under the Letter of Credit.

          (c) The Bank shall not be deemed to have waived or released any of its rights or remedies (whether specified in or arising under this Agreement or otherwise available to it by law or agreement) unless it signs a written waiver or release. Delay or failure to act on the Bank's part shall not constitute a waiver of or otherwise preclude enforcement of any of its rights and remedies. All of the Bank's rights and remedies shall be cumulative and may be exercised singularly or concurrently. The Bank need not resort to any particular right or remedy before exercising or enforcing any other, and the Bank's resort to any right or remedy shall not preclude the exercise or enforcement of any other right and remedy.

     SECTION 5.  Representations and Warranties of the Borrower.  The Borrower
                 ----------------------------------------------
represents and warrants as follows:

          (a) The Borrower was duly organized and is validly existing under the laws of the state of its formation and is duly qualified to do business in and is in good standing under the laws of any other jurisdiction in which the conduct of its business or the ownership of its properties makes such qualification necessary.

          (b) The execution, delivery and performance by the Borrower of this Agreement and of each of the Related Documents to be executed, delivered and performed by the Borrower are within the Borrower's powers, have been duly authorized by all necessary Borrower action, do not contravene (i) the Borrower's Articles of Organization and its Members Operating Agreement or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease, instrument or other contractual restriction binding on or affecting the Borrower and (except as provided in this Agreement) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than the liens created by the Borrower Agreements or any other Related Documents. The Borrower is not in violation of or in default under (in any material respect) any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease, instrument or other contractual restriction. All legally required orders, consents, easements, permits or other authorizations or approvals of any public boards or bodies have been duly and validly issued and remain in full force and effect, and no additional authorization, approval, consent, agreement, permit, order or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for (1) the due execution, delivery and performance by the Borrower of this Agreement or any of the Related Documents to be executed, delivered and performed by the Borrower; or (2) the acquisition, construction and maintenance of the Project.

          (c) This Agreement, the Loan Agreement and each of the Borrower Agreements have each been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) There is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving the Borrower and, to the best of the Borrower's knowledge, there is no threatened action or proceeding affecting the Borrower or before any court, governmental agency or arbitrator which may materially and adversely affect the financial condition or operations of the Borrower.

          (e) If the Borrower shall have any employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") the Borrower shall be in compliance in all material respects with Part I of Subtitle B of Title I thereof and the regulations and published interpretations thereunder. No Reportable Event (as defined in Section 4043(b) of ERISA) shall have occurred with respect to any employee benefit plan, which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower (a "Plan"), administered by the Borrower or any administrator designated by the Borrower. There shall be no unfunded vested liability, on an aggregate basis, with respect to the Plans administered by the Borrower or the administrators designated thereunder as of the date hereof.

          (f) To the best of Borrower's knowledge after due inquiry, no information furnished by the Borrower to the Bank in connection with this Agreement or any Related Document includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances in which they were made, not misleading.

          (g) There are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened against or affecting the validity or enforceability of this Agreement or any Borrower Agreement or the priority of the liens thereof, at law or in equity, or before or by any governmental authority or local authority.

          (h) The Borrower has good title to its material assets and the same are not subject to any liens or encumbrances other than encumbrances as have been previously disclosed by the Borrower, in writing, to the Bank or reflected in the financial statements delivered to the Bank.

          (i) The Borrower possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade name, copyrights, patents and license rights of others.

          (j) Attached hereto as Exhibit "F" is a true, complete and correct list of all material agreements, contracts, franchises, and permits owned by or held in the name of the Borrower (collectively the "Material Agreements," individually each or any "Material Agreement").

          (k) The Property and the actual use thereof by Borrower complies in all material respects with all laws, regulations, orders, building restrictions and requirements of, and all permits and approvals from, and agreements with and commitments to, all Governmental Authority, judicial or legal authorities having jurisdiction over the Property or any business conducted thereon or therefrom, and with all restrictive covenants and other title encumbrances encumbering the Property (all collectively, the "Requirements"). Borrower has received no notices of violations of any Requirements.

          (l) With the exception of leased equipment used in the ordinary course of business and equipment owned and provided by the Project operator, Borrower owns or will own directly, all of the personal property and fixtures necessary for the operation and management of the Property following construction of the Improvements for the uses intended to be conducted thereon or required by Bank as additional security for the Borrower's obligations hereunder, in each case free and clear of all liens, encumbrances and adverse claims (other than Permitted Liens) and the security interest of Bank in such personal property shall be a first lien thereon.

          (m) Borrower has not received, except from the Bank or the Authority, financing for either the acquisition of the Project or the construction and installation of the Improvements.

          (n) The Plans are satisfactory to Borrower and to the extent required by applicable law or any effective restrictive covenant, by all applicable Governmental Authority and the beneficiary of any such covenant respectively; the Plans so approved have been initialed by Borrower and General Contractor, all construction, if any, heretofore performed on the Improvements has been performed within the perimeter of the Property in accordance with the Plans and any restrictive covenants applicable thereto; there are no structural defects in the Improvements, and no violation of any Local Requirement exists with respect thereto.

          (o) All utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are either available at the boundaries of the Property or all necessary steps have been taken by Borrower and all governmental authorities having jurisdiction over the Property to assure the complete construction and installation thereof, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.

          (p) All roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights-of-way therefor have either been acquired by applicable Governmental Authority or have been dedicated to public use and accepted by applicable Governmental Authority and all necessary steps have been taken by

Borrower and applicable Governmental Authority to assure the complete construction and installation thereof.

          (q) Borrower has examined, is familiar with, and the Improvements will in all respects conform to and comply with all covenants, conditions, restrictions, reservations and zoning ordinances affecting the Property.

          (r) Borrower has not dealt with any person, firm or corporation who is or may be entitled to any finder's fee or brokerage commission (other than the Borrower's financial advisors, underwriters and remarketing agents in connection with the sale of the Bonds) in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby and Borrower does hereby indemnify and agree to hold Bank harmless from and against any and all loss, cost liability or expense, including reasonable attorneys' fees, Bank may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

     SECTION 6.  Affirmative Covenants of the Borrower.  So long as the
                 -------------------------------------
Expiration Date (as defined in the Letter of Credit) has not occurred or so long as any amount is due and owing to the Bank hereunder, unless the Bank shall otherwise consent in writing the Borrower will:

          (a) Maintain its existence and remain qualified to do business in California and maintain its principal place of business in California.

          (b) Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially and adversely affect the ability of the Borrower to perform its obligations hereunder or under any Borrower Agreement, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested as provided in Section 17 hereof.

          (c) Maintain, at its own cost and expense, all of the liens created under the Borrower Agreements as duly perfected liens on the property encumbered thereby, subject only to Permitted Liens and such other liens, claims and exceptions as the Bank shall have consented to in writing.

          (d) Obtain, maintain and, upon request, furnish or cause to be furnished to the Bank (i) copies of policies for the insurance required to be maintained as provided in the Agreement to Furnish Insurance attached hereto as Exhibit "E"; and, without duplication of the foregoing, (ii) casualty insurance with fire and extended coverage (with lender's loss payable endorsements in favor of the Bank); third-party environmental liability and general public liability insurance naming the Bank as an additional insured and worker's compensation insurance (but only if and when the Borrower has employees), with the same coverage amounts, terms and conditions as are currently in existence as of the date of this Agreement; the insurance company or companies providing such insurance may be changed upon not less than ten (10) Business Days prior written notice to the Bank but without having to obtain the Bank's prior written consent as long as the replacement insurance company has an A.M. Best's rating of B+ or above; all such policies shall require at least thirty (30) days' prior notice to the Bank of cancellation or reduction in coverage; and, if requested, receipts showing payment of all insurance premiums shall be provided to the Bank.

          (e) Pay and discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon it or its income or profits or upon the Project prior to the date upon which penalties attach thereto; provided that the Borrower shall not be required to pay any such tax, assessment, charge or levy, the payment of which is being contested as permitted under Section 17 hereof.

          (f) Comply promptly with any valid requirement of any Governmental Authority where noncompliance would materially and adversely affect the ability of the Borrower to perform its obligation hereunder.

          (g) The Bank may assume that the statements, facts, information and representations contained in any affidavits, orders, receipts or other written instruments which are filed with, or exhibited to, the Bank by or on behalf of the Borrower are true and correct in all material respects and may rely thereon without any investigation or inquiry and any action taken by the Bank in reliance thereon shall conclusively be deemed to be in the discharge of the Bank's obligations hereunder.

          (h) At any reasonable time and upon reasonable notice to the Borrower, from time to time and as may be reasonably requested, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and consult with any of its agents and representatives. The Bank agrees to use reasonable efforts to ensure that any information obtained pursuant to this paragraph which is not contained in a report or other document otherwise available to the public generally, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of business operations (which shall include the Bank's sharing of its liability under the Letter of Credit with other banks which give appropriate assurances of confidential treatment of such information), will be treated confidentially by the Bank and will not be distributed or otherwise made available by the Bank to any person or entity, other than their respective employees, authorized agents or representatives who need to review or be informed of such information in connection with their employment by Bank.

          (i) Keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and business of the Borrower in accordance with generally accepted accounting principles.

          (j) Furnish to the Bank the following: (i) as soon as reasonably possible, and in any event within ten (10) days, after the occurrence of each Event of Default (as hereinafter defined) of which the Borrower has knowledge, a statement signed by the Borrower setting forth the details of such Event of Default and the action which the Borrower proposes to take with respect thereto;
(ii) upon request, copies of all federal income tax returns of the Borrower promptly after the same are filed with the taxing authorities; (iii) within 45 days of each March 31, June 30 and September 30, balance sheets of the Borrower (including a reconciliation of net worth) as at said dates and income and expense statements for the year-to-date period ending on each of said dates, certified by two members of the Executive Committee of the Borrower accompanied by the certificate (a "Compliance Certificate") of such two members certifying
(A) that, as at the end of such period there existed no Event of Default hereunder nor any known event which with notice, lapse of time or both would constitute an Event of Default hereunder; and (B) compliance by the Borrower with the financial covenants required under this Agreement and setting forth the calculations demonstrating such compliance; (iv) within 120 days of the end of each fiscal year of the Borrower the complete annual financial statements of the Borrower for such fiscal year, accompanied by a review report thereon of a nationally or regionally recognized firm of certified public accountants, together with a Compliance Certificate with respect to such fiscal year then ending; and (v) such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower which the Bank may from time to time reasonably request. All financial reports and statements required hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied. All financial statements, tax returns and the information contained therein shall be deemed confidential and shall be handled in the manner specified in Section 6(h) of this Agreement.

          (k) From time to time, record, register and file all such notices, statements and other documents and take such other reasonable steps, including, but not limited to, the amendment of the Borrower Agreements or the execution of any other security agreement relating hereto and any instruments perfecting interests thereunder, as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Bank with respect to all security from time to time furnished in connection with this Agreement or intended to be so furnished, in each case in such form and at such times as shall be satisfactory to the Bank, and pay all fees and expenses (including reasonable attorneys' fees) incident to compliance with this paragraph; provided that the amendment to any Borrower Agreements shall not change the business terms of this Agreement or the transactions contemplated hereby.

          (l) Duly and punctually pay or cause to be paid all principal and interest on the Debt of the Borrower to third parties in excess of $50,000 in principal amount, comply with and perform all material conditions, terms and obligations of the notes evidencing such Debt and the security agreements, deeds of trust and mortgages securing it, promptly inform the Bank of any default, or anticipated default, under any such material provision of any such note, security agreement, deed of trust or mortgage, and forward to the Bank a copy of any notice of default or notice of an event that might result in default under any such note, security agreement, deed of trust or mortgage; provided that the Borrower shall not be required to pay any such Debt, the payment of which is being contested as permitted in Section 17 hereof.

          (m) At the time and in amounts required by Bank, Borrower shall deposit Borrower's Funds in the Borrower's Funds Account. Borrower's Funds shall be disbursed from such account in the manner provided in Section 3 hereof. Should it appear at any time that the Bond proceeds then held by the Trustee are insufficient, in Bank's reasonable judgment, to provide the financing for the completion of the Improvements, Borrower, within ten (10) days following receipt of written demand by Bank for additional funds, shall pay to Bank an amount equal to such deficiency as expressed in said demand for deposit in the Borrower's Funds Account.

          (n) Borrower shall at its own cost and expense, maintain the Deed of Trust as a lien on the Property subject in priority only to the lien of the 1997 Deed of Trust such other title exceptions as are approved by the Bank in writing and deliver or cause to be delivered to Bank from time to time such endorsements to the Title Policy and such other title insurance coverages as Bank shall require.

          (o) Borrower shall allow Bank, or its representatives (and Bank shall have the right) to enter upon the Property, inspect the Improvements and all materials to be used in the construction thereof and to examine the Plans and all detailed plans and shop drawings which are or may be kept at the construction site and will cooperate, and cause the General Contractor or, if none, the subcontractors, to cooperate with Bank. Inspection by Bank of construction shall be for the purpose of protecting the security of Bank and such inspection is in no way to be construed as a representation that there is a compliance with the Plans or that the construction is free from faulty material or workmanship. The Borrower agrees to pay the Bank its standard construction inspection fee (not to exceed $500) in connection with each such inspection.

          (p) Unless prior arrangements satisfactory to both Bank and Title Company have been made, Borrower shall not commence construction of the Improvements, including grading and site clearance, or undertake any act on the Property prior to recordation of the Deed of Trust, the result of which would cause any mechanics' or materialman's lien thereafter filed to take priority over the lien of the Deed of Trust. Borrower shall cause construction of the Improvements to be commenced not more than thirty (30) days after the recordation of the Deed of Trust. Following the commencement of construction, Borrower shall cause the construction of the Improvements to be prosecuted with diligence and continuity. In any event, on or before the Completion Date, Borrower shall cause the construction of the Improvements to be completed substantially in accordance with the Plans, free and clear of liens or claims for liens, and shall cause all licenses and permits necessary for the occupancy and use of the Improvements to be issued.

          (q) Borrower shall not permit any change in the Plans or the performance of any work pursuant to any Change Order, which when added to the cumulative amount of all Change Orders previously agreed to by Borrower and all increases in the General Contract price resulting from Change Orders heretofore agreed to by Borrower, will result in a change in the General Contract price or in the cost of construction of the Improvements in excess of the Cumulative Change Order Amount, or which will materially reduce the square foot area of the Improvements, unless it shall have received the specific approval of Bank to such Change Order and provided that the additional funds necessary to pay for such Change Orders are provided as Borrower's Funds. Bank is hereby authorized to and shall disburse said funds in accordance with the Disbursement Schedule for the payment of such Change Orders upon completion of such changes to Bank's satisfaction.

          (r) Borrower shall not modify the Cost Breakdown without Bank's prior written consent, which consent shall be conditioned upon Bank having received evidence satisfactory to it that (i) the change in the Cost Breakdown is reasonably necessary; and (ii) in the opinion of Bank, there remains sufficient funds in the undisbursed portion of the Loan and of Borrower's Funds designated herein and allocated on the Disbursement Schedule for the costs of construction of the Improvements to pay for all remaining costs of completion of construction of the Improvements.

          (s)    [Intentionally omitted]

          (t) Borrower shall not execute any contract or become party to any arrangement for the performance of work on the Property except (1) with the Principal Contractor or other contractors pursuant to contracts delivered to the Bank prior to the Date of Issuance; or (2) with the consent of the Bank.

          (u) Borrower shall deliver to Bank, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements.

          (v) Upon demand of Bank, Borrower shall correct any defect in the Improvements or any departure from the Plans not approved by Bank; the advance of any Loan proceeds shall not constitute a waiver of Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans not theretofore discovered by, or called to the attention of Bank.

          (w) Borrower shall receive the disbursements to be made hereunder as a trust fund for the purpose of paying the costs of acquisition, installation and construction of the Improvements and related soft costs and it will apply the same first to such payment before using any part thereof for any other purpose.

          (x) Borrower shall notify Bank immediately on completion of the foundation of the Improvements.

          (y) Borrower shall not install materials, personal property, equipment, or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such material, equipment or fixtures, or whereby title to any of the same is not completely vested in Borrower at time of installation, without Bank's written consent.

          (z) All easements, declarations of covenants, conditions and restrictions, and private or public dedications affecting the Property shall be submitted to Bank for its approval and such approval shall be obtained prior to the execution or granting of any thereof by Borrower, accompanied by a drawing or survey showing the precise location of each thereof.

          (aa) Borrower shall comply promptly with all Requirements of any Governmental Authorities having jurisdiction over the Property or the construction and operation of the Improvements thereon. Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights and privileges necessary or desirable for the operation of the Property and the conduct of Borrower's business thereon and therefrom.

          (bb) Borrower shall promptly notify Bank in writing of:

               (i) any litigation affecting the Borrower or the Property that may reasonably be expected to result in a material adverse change in (i) Borrower's ability to timely perform any of its obligations hereunder or under any of the Borrower Agreements, or (ii) the physical condition or operation of the Property;

               (ii) any notice that the Improvements or construction thereof, the Property or Borrower's business fails in any material respect to comply with any applicable Requirement;

               (iii) any other circumstance, event or occurrence that results in a material adverse change in (i) the physical condition or operation of the Property, (ii) the financial condition of the Borrower, or (iii) Borrower's ability to perform in a timely manner any of its obligations hereunder or under any of the Borrower Agreements; and

               (iv) any material default under any Material Agreement of which the Borrower obtains knowledge and the Borrower shall advise the Bank in writing of the action proposed to be taken to cure such default.

    SECTION 7. Negative Covenants of the Borrower.  So long as the Expiration
               ----------------------------------
Date has not occurred or any amount is due and owing to the Bank hereunder, unless the Bank shall otherwise consent in writing, the Borrower shall not:

        (a     Amendment of Related Documents.  Enter into or consent to any
               ------------------------------
amendment of or supplement to any Related Document.

        (b     Compliance with ERISA.  (i) Voluntarily terminate any Plan (if
               ---------------------
any such Plan is in existence) so as to result in any material (in the reasonable opinion of the Bank) liability of the Borrower to the Pension Benefit Guaranty Corporation ("PBGC") or (ii) enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material (in the reasonable opinion of the Bank) liability of the Borrower to PBGC, (iii) cause any occurrence of any Reportable Event (as defined in Section 4043(b) of ERISA) which results in any material (in the reasonable opinion of the Bank) liability of the Borrower to PBGC or (iv) allow or suffer to exist any other event or condition known to the Borrower which results in any material (in the reasonable opinion of the Bank) liability of the Borrower to PBGC.

          (c   Limitation on Distributions.  Permit any distributions to its
               ---------------------------
members (including both distributions actually paid and distributions which are accrued and payable) unless (i) Borrower's Net Cash Balance exceeds (both before and after any such distribution) Five Hundred Thousand Dollars ($500,000); and
(ii) Borrower shall not be in default in the payment or performance of any of its obligations or covenants hereunder; and (iii) no Event of Default shall have occurred and be continuing hereunder.

          (d   Liens and Encumbrances.  Create, incur, assume or permit to
               ----------------------
exist, any mortgage, deed of trust, lien, security interest (whether possessory or nonpossessory) or other encumbrance of any kind (including without limitation the charge upon property purchased under a conditional sale or other title retention agreement) upon property of any kind, whether real, personal or mixed, now owned or hereafter acquired by the Borrower or upon the income or profits thereof, except to Bank and except for (a) Permitted Liens existing as of the date hereof; (b) future purchase money security interests encumbering only the property (other than inventory) purchased; (c) liens arising in connection with leases of specific items of equipment; (d) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or are being contested in good faith by appropriate proceedings, provided the same (except for real property taxes or assessments) have no priority over any of Bank's security interests; (e) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings; (f) liens arising out of a judgment or award not exceeding One Hundred Thousand Dollars ($100,000) (exclusive of amounts covered by insurance) with respect to which an appeal is being prosecuted, a stay of execution pending appeal having been secured; (g) leases or subleases and licenses granted to others not interfering in any material respect with the business of Borrower; (h) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (i) liens which constitute banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract and (j) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          (e   Acquisitions.  During any fiscal year, acquire whether through
               ------------
the purchase of assets or the purchase of shares, partnership interests or other ownership interests, a controlling interest in any entity or substantially all the assets of any entity or sole proprietorship (an "Acquisition") unless, prior thereto, the Bank has, in its sole discretion, approved such Acquisition in writing.

          (f   Quarterly Net Profit Before Tax.  Permit its Net Profit Before
               -------------------------------
Tax to be less than Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal quarter.

          (g   Maximum Leverage Ratio.  Permit the Leverage Ratio to be greater
               ----------------------
than the following ratios during the following respective periods:

               Closing through 12/30/00:     4.00:1.0
               12/31/00 through 12/30/01:    3.50:1.0
               12/31/01 through 12/30/02:    3.00:1.0
               12/31/02 through 12/30/03:    2.75:1.0
               12/31/03 through 12/30/04:    2.50:1.0
               12/31/04 through 12/30/05:    2.25:1.0
               12/31/05 through 12/30/06:    2.00:1.0
               12/31/06 through 12/30/07:    1.75:1.0
               12/31/07 and thereafter:      1.50:1.0


          (h)  Limitation on Aggregate Debt.  Permit aggregate outstanding Debt
               ----------------------------
to exceed One Million Dollars ($1,000,000).

          (i)  Limitation on Capital Expenditures.  Pay or incur Capital
               ----------------------------------
Expenditures in an aggregate amount in excess of the following amounts during the following fiscal years: (i) $1,000,000 for fiscal year 1999, (ii) $10,000,000 for fiscal year 2000, and (iii) $500,000 for each fiscal year thereafter; provided however, that the maximum Capital Expenditures limit for any fiscal year shall be increased by the amount of any unutilized portion of the maximum Capital Expenditures limit from the immediately preceding fiscal year (as the same may have been increased by any amounts, if any, previously carried forward).

          (j)  Minimum Debt Service Coverage Ratio.  Permit its Debt Service
               -----------------------------------
Coverage Ratio, in any fiscal quarter, to be less than 2.00:1.0.

    SECTION 8. Events of Default.  The occurrence of any of the following
               -----------------
events shall be an "Event of Default" hereunder unless waived by the Bank in writing:

          (a   The Borrower shall fail to pay when due any amount due hereunder and such failure shall continue for five (5) days after such due date;

          (b   Any representation or warranty made by the Borrower hereunder or under any Borrower Agreement or in any statement, certificate or document delivered by the Borrower in connection with this Agreement or any Related Document shall prove to have been incorrect in any material respect when made; or

          (c   The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the Borrower Agreements and any such failure shall be impossible for the Borrower to remedy or which shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Bank; provided however any such failure which is not impossible to cure but which is not reasonably susceptible of cure within a 30-day period shall not constitute an Event of Default hereunder unless either (A) the Borrower shall fail to initiate and diligently pursue all action necessary to remedy such failure; or (B) such failure is not remedied within sixty (60) days after written notice thereof to the Borrower from the Bank; or

          (d   An Event of Default specified in any of the Borrower Agreements shall have occurred; or

          (e   An Event of Default (as defined in the Indenture) shall have occurred under the Indenture; or

          (f   A Loan Default Event (as defined in the Loan Agreement) shall have occurred under the Loan Agreement; or

          (g   Any material provision of this Agreement or any Borrower
Agreement shall at any time for any reason cease to be valid and binding on the Borrower, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or any governmental agency or authority (other than the Issuer) and the happening of the events heretofore set forth in this paragraph (g) shall materially and adversely affect the Bank's rights under this Agreement, or the Borrower shall deny that it has any or further liability or obligation under this Agreement or any Borrower Agreement; or

          (h   The Borrower shall (i) fail to make any payment, equal to or exceeding $50,000 of any principal of or interest or premium on any Debt (as defined below) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) fail to perform or observe any material term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of any Debt, the unpaid principal amount of which then equals or exceeds $50,000. "Debt" of the Borrower (which shall not include any indebtedness hereunder) means (A) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (B) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Borrower assures a creditor against loss; or

          (i   Any membership interests in the Borrower shall be held by any person or entity other than KRC, KVI, BWI or WVRT; or

          (j   The Borrower or any Guarantor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due or the Borrower or any Guarantor applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Borrower or any Guarantor and property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any Guarantor, or for a substantial part of the property thereof and is not discharged within 45 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Borrower or any Guarantor, or any event shall occur similar to any of the foregoing under the laws of any jurisdiction, and if such case or proceeding is not commenced by the Borrower or any Guarantor, it is consented to or acquiesced in by the Borrower or any Guarantor or remains for 45 days undismissed; or the Borrower or any Guarantor takes any action to authorize, or in furtherance of, any of the foregoing; or

          (k   the occurrence of a Payment Event of Default under the Kaiser
Guaranty; or

          (l   Borrower or Principal Contractor shall fail to (i) commence construction of the Improvements within the time periods required in this Agreement; (ii) proceed diligently and continuously with the construction of the Improvements or the construction of the Improvements is otherwise discontinued for a period of ten (10) consecutive business days or more, for any reason other than Force Majeure Delay; or (iii) complete the construction of the Improvements and cause the issuance of all licenses and permits necessary for the occupancy, use or sale of the Improvements, on or before the Completion Date; or

          (m   Borrower voluntarily suspends the transaction of business or there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within ten (10) business days; or

          (n   Any person obtains an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or enjoining or prohibiting Borrower or Bank or either of them from performing this agreement, and such proceedings are not discontinued and such decree is not vacated within ten (10) days after the granting thereof; or

          (o   Borrower neglects, fails or refuses to keep in full force and effect any permit or approval with respect to the construction of the Improvements or the use and occupancy thereof; or

          (p   If any bonded notice to withhold in connection with the Project is served on Bank in accordance with the provision of California law and within five (5) business days of the receipt of such notice the claim set forth therein is not discharged or, if the amount claimed is disputed in good faith by Borrower or Principal Contractor, an appropriate counter bond or equivalent acceptable to Bank is filed with Bank; or

          (q   The imposition, voluntary or involuntary, of any lien or
encumbrance upon the Property without Bank's written consent or unless an adequate counter bond is provided and such lien is accordingly released within ten (10) days of the imposition of such lien; or

          (r   Bank fails to have an enforceable first lien on or security interest in any property given as security for the Borrower's obligations hereunder.

    SECTION 9. Rights and Remedies.
               -------------------

          (a   Defaults under this Agreement.  Upon the occurrence of an Event
               -----------------------------
of Default hereunder, or at any time thereafter while such default continues, the Bank, in its sole discretion, may:

               (i) send notice to the Trustee of the occurrence of such Event of Default (in substantially the form attached hereto as Exhibit G) whereupon the Trustee shall immediately declare a mandatory redemption of the Bonds under
Section 7.01 of the Indenture; and

               (ii) exercise any rights and remedies available to it by law, hereunder under any Related Document or under any other agreement including, without limitation, the Borrower Agreements, and any agreement executed pursuant to Section 6(k) hereof; and

               (iii) enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, perform any and all work and labor necessary to complete the Improvements substantially in accordance with the Plans, collect rents and otherwise protect its collateral and rights hereunder or under the Borrower Agreements. If Bank exercises any of the rights or remedies provided in this subparagraph (iii), that exercise shall not make Bank a partner or joint venturer of Borrower. All sums which are expended by Bank in completing the Improvements or in preserving its collateral shall be considered a loan to Borrower secured by the Deed of Trust and bearing interest at the Default Rate; and

               (iv) terminate all disbursements of Borrower's Funds or Bond proceeds; and

               (v) take possession of all funds and deposits of Borrower on hand or deposit in any account at Bank or any branch at Bank and apply said funds in such order at priority as Bank may elect in connection with the obligations of Borrower under the Loan Documents.

          (b   Default under Other Documents.  The Bank may cure an Event of
               -----------------------------
Default under any Related Document, provided, however, that nothing contained herein shall obligate the Bank to cure such an Event of Default.

          (c   Requirement of Full Collateralization.  Upon the occurrence and
               -------------------------------------
during the continuance of an Event of Default hereunder, an amount equal to the sum of (i) the then Stated Amount of the Letter of Credit, (ii) any unreimbursed drawings thereunder, and (iii) any and all amounts due to the Bank under the Letter of Credit, this Agreement or any of the Related Documents shall become immediately due and payable by the Borrower to the Bank, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and such amount shall be immediately deposited by the Borrower into a special interest bearing account with the Bank as collateral security to be held for the benefit of the Bank for the reimbursement of any drawings under the Letter of Credit and other amounts due and payable under this Agreement. Effective one hundred twenty-six
(126) days following the receipt of the full amount due and owing under this Agreement, the Bank shall execute such releases with respect to the obligations to it of the Borrower as are necessary and appropriate and this Agreement shall thereupon terminate, provided that no event described in Section 8(i) hereof has occurred before or during such one hundred twenty-six (126) day period. The Bank shall cause any cash collateral received by it to be invested in a manner so as not to cause the Bonds to be treated as "arbitrage bonds" under the Code and the Regulations.

          (d   Curing of Default by Disbursement.  Upon the occurrence of a
               ---------------------------------
default which may be cured by the payment of money, the Bank, without waiving any right of enforcement or foreclosure under the Borrower Agreements which the Bank may have by reason of such default, or any other right the Bank may have against the Borrower because of such default, shall have the right to make such payment from any account of Borrower maintained with Bank thereby curing the default.

          (e   Remedies are Cumulative.  All remedies of the Bank provided for
               -----------------------
herein are cumulative and shall be in addition to any and all other rights and remedies provided in any Related Document or any other document or by law. The exercise of any rights of the Bank hereunder shall not in any way constitute a cure or waiver of a default hereunder or elsewhere, or invalidate any act done pursuant to any notice of default, or prejudice the Bank in the exercise of any of its other rights hereunder or elsewhere, or invalidate any act done pursuant to any notice of default, or prejudice the Bank in the exercise of any of its other rights hereunder or elsewhere unless, in the exercise of said rights, the Bank realizes all amounts owed to it hereunder and under any Related Document or any other document. This Agreement hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between the Borrower and the Bank.

          (f   Power of Attorney.  Upon the occurrence of an Event of Default,
               -----------------
Borrower hereby constitutes and appoints Bank its true and lawful attorney in fact with the power and authority, including full power of substitution, as follows:

               (i) To take possession of the Property and complete the Improvements.

               (ii) To use any of Borrower's Funds and any Bond proceeds which may remain undisbursed under the Indenture for the purpose of completing the Improvements and for other costs related thereto.

               (iii) To make such additions and changes and corrections in the Plans as may be necessary or desirable as Bank in its sole discretion deems proper to complete the Improvements.

               (iv) To employ such contractors, subcontractors and agents, architects and inspectors as are required to complete the Improvements.

               (v) To employ security personnel to protect the Property and Improvements from injury.

               (vi) To pay, settle or compromise all existing bills and claims against Borrower's Funds or any Bond proceeds which may remain undisbursed under the Indenture or as may be necessary or desirable, as Bank in its sole discretion deems proper, for the completion of the Improvements or for protection or clearance of title to the Property and Personal Property or for the protection of Bank's interest with respect thereto.

               (vii) To prosecute and defend all actions and proceedings in connection with the construction of the Improvements.

               (viii) As Bank in its sole discretion deems proper, to execute, acknowledge, and deliver all instruments and documents in the name of Borrower which may be necessary or desirable to do and to do any and every act with respect to the construction of the Improvements which Borrower might do on its own behalf. This Power of Attorney is a power coupled with an interest and cannot be revoked and any costs or expenses incurred by Bank in connection with any acts by Bank under or pursuant to this Section 9(f) shall be at the cost and expense of Borrower, repayable on demand by Borrower to Bank with interest thereon at the Default Rate, with any such advances made or costs or expenses incurred by Bank to be secured by the Deed of Trust and the Borrower Agreements.

          (g   Disclaimer.  WHETHER OR NOT BANK ELECTS TO EMPLOY ANY OR ALL OF
                ----------
THE REMEDIES AVAILABLE TO IT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BANK SHALL NOT BE LIABLE FOR THE CONSTRUCTION OF OR FAILURE TO CONSTRUCT OR COMPLETE OR PROTECT THE IMPROVEMENTS OR FOR PAYMENT OF ANY EXPENSE INCURRED IN CONNECTION WITH THE EXERCISE OF ANY REMEDY AVAILABLE TO BANK OR FOR THE CONSTRUCTION OR COMPLETION OF THE IMPROVEMENTS OR FOR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OTHER OBLIGATION OF BORROWER.

     SECTION 10.  Amendments, Etc.  No amendment or waiver of any provision of
                  ----------------
this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank or its authorized representative, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     SECTION 11.  Addresses For Notices.  All notices and other communications
                  ---------------------
provided for hereunder shall be in writing and, if to the Borrower, mailed or delivered to it, addressed to it at West Valley MRF, LLC, c/o Burrtec Waste Industries, Inc., 9890 Cherry Avenue, Fontana, California 92335, Attn: Mr. Eric Herbert, Vice President; and Kaiser Ventures Inc., 3633 E. Inland Empire Blvd., Suite 850, Ontario, CA 91764, Attn: Mr. James F. Verhey, Senior Vice President, or if to the Bank, mailed or delivered to it, addressed to it at 530 B Street, 4th Floor, San Diego, California 92101, Attention: Regional Office, or at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, be effective five (5) days after the date of deposit in the mails, addressed as aforesaid.

     SECTION 12.  No Waiver; Remedies; Set-off-.
                  -----------------------------

          (a   No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          (b   Upon the occurrence and during the continuance of any Event of
Default hereunder, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured.

          (c   The rights and authorization granted to the Bank in the foregoing paragraph (b) shall be available to any bank or financial institution acquiring a participation in, or otherwise reimbursing the Bank for drawings made under, the Letter of Credit to the same extent as if such bank or financial institution had issued a letter of credit hereunder on behalf of the Borrower in the amount of such participation or reimbursement.

     SECTION 13.  Indemnification.  The Borrower shall indemnify and hold the
                  ---------------
Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with (a) any breach by the Borrower of any representation, warranty or covenant contained in this Agreement; (b) the execution and delivery or transfer (to a successor trustee) of, or payment or failure to pay under, the Letter of Credit; provided, however, that the Borrower shall not be required to
                  --------  -------
indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank in determining whether a sight draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) the Bank's grossly negligent or willful failure to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee of a sight draft or certificate strictly complying with the terms and conditions of the Letter of Credit; (c) any failure by the Borrower, the Issuer or any underwriter to comply with applicable federal and state laws and regulations pertaining to the offer and sale of the Bonds including in particular any such laws applicable to the Letter of Credit; and
(d) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design, acquisition, installation or construction of the Project or any part thereof (including liability arising from loss or damage to any property or injury to or death of any person occurring on or about or resulting from any defect in the Project); (e) the issuance of any Bonds or any certifications or representations made in connection therewith (except those made by the Bank) and the carrying out of any of the transactions contemplated by the Loan Agreement; or (f) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading in any official statement or other offering circular utilized by the Issuer in connection with the sale of any Bonds, except with respect to statements or omissions which are the result of information provided by the Bank. The Borrower further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Bank for any and all costs, reasonable attorneys' fees, liabilities or expenses incurred in connection with investigating, defending against or otherwise arising or incurred in connection with any such losses, claims, damages, liabilities, expenses or actions. Promptly upon obtaining actual knowledge that it has incurred any such damages, costs, fees, liabilities or expenses, the Bank shall give notice thereof to the Borrower. The provisions of this Section shall survive the expiration of the Letter of Credit. Promptly after receipt of notice of commencement of any action, suit or proceeding against the Bank in respect of which a claim is to be made against the Borrower under this Section 13, the Bank shall notify the Borrower of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action, suit or proceeding shall not relieve it from any liability which it may have to the Bank otherwise than under this Section 13. In case any such action, suit or proceeding shall be brought against the Bank and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in, and to assume the defense thereof, with counsel satisfactory to the Bank and after notice from the Borrower to the Bank of the Borrower's election so to assume the defense thereof the Borrower shall not be liable to the Bank for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by the Bank in connection with the defense thereof. The Bank shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Bank, unless (i) the employment of counsel by the Bank has been authorized by the Borrower, (ii) the Bank shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Bank in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the
Bank), or (iii) the Borrower shall not in fact have employed counsel to assume the defense of such action. The Borrower shall not be liable for any settlement of any action or claim effected without its consent. For the purposes of this
Section 13, the term "Bank" shall include, and the Borrower's indemnity hereunder shall run to the benefit of, the directors, officers, employees and agents of the Bank. The indemnification in this Section 13 is in addition to (but not in duplication of) the Borrower's reimbursement obligation contained in
Section 1 hereof.

     SECTION 14.  Continuing Obligation.  This Agreement is a continuing
                  ---------------------
obligation and shall (i) be binding upon the Borrower, its successors and assigns, and (ii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, however, that the Borrower may not assign all or any part of this Agreement without the prior written consent of the Bank.

     SECTION 15.  Transfer of Letter of Credit; Reduction of Letter of Credit
                  -----------------------------------------------------------
Commitment and Related Matters.
------------------------------

          (a   The Letter of Credit may be transferred in accordance with the provisions set forth therein.

          (b   If the Letter of Credit Commitment is reduced as provided in the
Letter of Credit on account of the payment, prepayment or redemption of the Bonds, then the Bank shall have the right to require the Trustee (at no charge to the Borrower or the Trustee) to surrender the outstanding Letter of Credit to the Bank on or before the tenth (10th) business day following the effective date of such partial reduction of the Letter of Credit Commitment and to accept on such date, in substitution for the then outstanding Letter of Credit, a substitute irrevocable letter of credit in the form of Exhibit A hereto, dated such date, in a Stated Amount equal to the amount to which the Letter of Credit Commitment shall have been so reduced but otherwise having terms identical to the then outstanding Letter of Credit.

     SECTION 16.  Liability of the Bank.  The Borrower assumes all risks of the
                  ---------------------
acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit; provided, however, this assumption with respect to the Bank is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the Trustee or any transferee at law or under any other agreement. Neither the Bank nor any of its officers, employees, agents or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any transferee of the Letter of Credit in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, however, anything in the preceding clauses (a) (b), (c) and
(d) to the contrary notwithstanding, the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (i) the Bank's willful misconduct or gross negligence or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however, that if the Bank shall receive
                             --------  -------
written notification at 1980 Saturn Street, Monterey Park, California,
Attention: Letter of Credit Department (with a copy to the Bank at 530 B Street, Fourth Floor, San Diego, California 92101, Attn: Commercial Markets Group) from both the Trustee and the Borrower that sufficiently identified (in the reasonable opinion of the Bank) documents to be presented to the Bank are not to be honored, the Bank agrees that, upon being indemnified to its satisfaction by the Trustee and the Borrower, it will not honor such documents thereafter.

     SECTION 17.  Permitted Contests.  The Borrower shall not be required to (a)
                  ------------------
pay any tax, assessment or other charge or comply with any statute, law, rule, regulation or ordinance referred to in Section 6 hereof, or (b) make any payment of any Debt referred to in paragraph (h) of Section 8 hereof, or (c) pay any Debt referred to in Section 6(l) hereof so long as the Borrower shall (i) contest, in good faith, the existence, amount or validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the tax, assessment, charge, lien, encumbrance, indebtedness, or obligation so contested, or (B) the sale, forfeiture or loss or any collateral therefor or any property of the Borrower or any part thereof, and (ii) give such security to the Bank as may be demanded by the Bank or, in the alternative, provide the Bank with evidence satisfactory to the Bank in its good faith judgment of sufficient bonding to ensure payment and to ensure compliance with the foregoing provisions of this Section 17. The Borrower shall give prompt written notice to the Bank of the commencement of any contest referred to in this Section 17.

     SECTION 18.  Governing Law.  This Agreement shall be governed by, and
                  -------------
construed and interpreted in accordance with, the laws of the State of California.

     SECTION 19.  Assignment by the Bank. The Bank may assign, negotiate, pledge
                  ----------------------
or otherwise hypothecate, or grant participations in, all or any portion of its rights and security hereunder, including, without limitation, the instruments securing the Borrower's obligations hereunder. In case of such assignment, the Borrower shall accord full recognition thereto and agree that all rights and remedies of the Bank in connection with the interest so assigned shall be enforceable against the Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by the Bank, but for such assignment. No such assignment by the Bank, however, will relieve the Bank of its obligations under this Agreement either voluntarily or by operation of law. In connection with any proposed assignment, the Bank may disclose to the proposed assignee any information that the Borrower is required to deliver to the Bank pursuant to this Agreement; provided, however, in the event of any such disclosure, the Bank shall obtain from the proposed assignee appropriate assurances of confidential treatment of the disclosed information.

     SECTION 20.  Representations and Warranties of the Bank. The Bank
                  ------------------------------------------
represents and warrants that the Letter of Credit and this Agreement are valid and enforceable against the Bank except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 21.  Headings.  Section headings in this Agreement are included
                  --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 22.  Further Assurances.  The Borrower agrees to do such further
                  ------------------
acts and things and to execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may require or deem advisable to carry into effect the purposes of his Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder. Bank shall have the right, in its reasonable discretion, to obtain new appraisals or update existing appraisals at any time while the Letter of Credit remains outstanding. Borrower agrees to cooperate with Bank and the appraiser (and use best efforts to cause the tenants on the Project to cooperate with Bank and the appraiser) in permitting access to the Property and in obtaining operating and other relevant information on the Property. Following an Event of Default hereunder or in the case of a request to transfer the Property pursuant to the Deed of Trust, Borrower shall pay all reasonable appraisal fees and related expenses incurred by Bank in obtaining such appraisal reports.

     SECTION 23.  Survival of Representations and Warranties.  All agreements,
                  ------------------------------------------
representations and warranties made in this Agreement and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of the Letter of Credit hereunder until any and all sums payable under this Agreement, or which are secured by the Borrower Agreements have been paid in full.

     SECTION 24.  Severability of Provisions.  Any provision of this Agreement
                  --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 25.  Execution in Counterparts.  This Agreement may be executed in
                  -------------------------
any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 26.  Time. Time is of the essence of this Agreement, and each and
                  ----
every provisions hereof in which time is an element.

     IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be duly executed and delivered as of the date first above written.

                              WEST VALLEY MRF, LLC,
                              a California limited liability company


                              By:  Kaiser Recycling Corporation,
                                   a Delaware corporation, member


                                   By:  /s/ James F. Verhey
                                        -------------------------------
                                           Name:  James F. Verhey
                                           Title:  Vice President


                              By:  West Valley Recycling & Transfer, Inc.,
                                   a California corporation, member

                                   By:  /s/ Eric D. Herbert
                                        -------------------------------
                                           Name:  Eric D. Herbert
                                           Title:  Vice President


                              UNION BANK OF CALIFORNIA, N.A.


                              By:  /s/ Myra S. Juetten
                                   ------------------------------------
                                      Name:  Myra S. Juetten
                                      Title:  Regional Vice President

                  Exhibits Available Upon The Written Request
                  ===========================================

                                     of the
                                     ======

                       Securities and Exchange Commission
                       ==================================